Exhibit 99.1

Zosano Pharma Reports Second Quarter 2019 Financial Results and Provides Corporate Update
Conference call scheduled for 1:30 pm PT today

FREMONT, Calif., August 14, 2019 -- Zosano Pharma Corporation (NASDAQ:ZSAN), a clinical-stage biopharmaceutical company, today announced financial results for the second quarter ended June 30, 2019, as well as recent business highlights.

"We have concentrated our efforts on QtryptaTM and are on track for the planned submission of a New Drug Application (NDA) with the FDA in the fourth quarter of this year,” said John Walker, chairman and CEO of Zosano. “We recently presented Migraine-ACT scores that demonstrated Qtrypta’s ability to effectively manage patients’ acute migraines over a period of up to a year. Additionally, we completed an important manufacturing qualification milestone, confirming that we have a robust and reliable manufacturing process in preparation for a potential commercial launch. We are increasingly enthusiastic about offering a new therapy to the millions of migraineurs still searching for a better and consistent treatment for their acute migraine attacks. If approved by the FDA, Qtrypta has the potential to offer faster, more complete and longer lasting clinical benefit to these patients.”

Recent Business Highlights

•	Filed an IND to initiate a Phase 2/3 clinical study in Cluster Headache

•	Pre-Clinical and Clinical pre-NDA meeting scheduled for September 2019 for Qtrypta

•	Completed site qualification batches at a contract manufacturing organization for Qtrypta

•	Presented Migraine-ACT Scores for Qtrypta at the American Headache Society (AHS) Annual Scientific Meeting highlighting the effectiveness of Qtrypta in treating migraines

•	Featured in a keynote speech entitled, “A Novel Intracutaneous Microneedle Delivery System for the Acute Treatment of Migraine” at the Pharmaceutics & Advanced Delivery Systems Conference in Paris

Financial Results for the Second Quarter Ended June 30, 2019
Zosano reported a net loss for the second quarter of 2019 of $9.4 million, or $0.55 per share on a basic and diluted basis, compared with a net loss of $8.8 million, or $0.75 per share on a basic and diluted basis, for the same quarter in 2018.

Research and development expenses for the second quarter of 2019 were $6.6 million, compared with $6.5 million for the same quarter in 2018. The minor increase in R&D of $0.1 million was mainly due to the scale up and technology transfer to our contract manufacturers, which was offset by lower clinical trial costs.

General and administrative expenses for the second quarter of 2019 were $2.8 million, compared with $2.3 million in 2018. The increase of $0.5 million was mainly due to consulting and costs in preparation for commercialization.

As of June 30, 2019, cash, cash equivalents and marketable securities were $17.7 million, compared with $23.0 million as of December 31, 2018. The second quarter cash position includes $18.5 million in net cash proceeds from a public offering completed in May 2019.

Conference Call Information
Zosano will host a conference call and live audio webcast this afternoon at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss second quarter 2019 financial results and provide a corporate update.

The live call may be accessed by dialing (844) 379-5311 for domestic callers or (209) 905-5963 for international callers. A live webcast of the call can be accessed online from the investor relations section of the Zosano website at http://ir.zosanopharma.com/events.cfm and will be archived there for 30 days.

About Zosano Pharma
Zosano Pharma Corporation is a clinical stage biopharmaceutical company focused on developing products where rapid administration of established molecules with established safety and efficacy profiles may provide an increased benefit to patients, for markets where patients remain underserved by existing therapies. The company’s Adhesive Dermally-Applied Microarray (ADAM) technology consists of titanium microneedles coated with drug that is designed to enable rapid systemic administration of therapeutics to patients. Zosano’s lead product candidate is QtryptaTM (M207), which is an investigational, proprietary formulation of zolmitriptan delivered via ADAM technology, currently in development for the acute treatment of migraine. In February 2017, the company announced positive clinical and statistically significant results from the ZOTRIP pivotal study and in February 2019, the company announced the completion of the final milestone in its long-term safety study. The company is preparing to submit a New Drug Application to the Food and Drug Administration for Qtrypta (M207). Learn more at www.zosanopharma.com.

Forward-Looking Statements
This press release contains forward-looking statements regarding the expected timing of a New Drug Application for Qtrypta (M207), manufacturing plans and other future events and expectations. Readers are urged to consider statements that include the words "may," "will," "would," "could," "should," "might," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," "unaudited," "approximately" or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict, and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the process of discovering, developing and commercializing products that are safe and effective for use as human therapeutics, risks inherent in the effort to build a business around such products and other risks and uncertainties described under the heading "Risk Factors" in the company's most recent quarterly report on Form 10-Q. Although Zosano believes that the expectations reflected in these forward-looking statements are reasonable, we cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-

looking statements are based on information currently available to Zosano and Zosano assumes no obligation to update any such forward-looking statements.

Zosano Contact:
Greg Kitchener
Chief Financial Officer
510-745-1200

PR Contacts:
Sylvia Wheeler or Alexandra Santos
swheeler@wheelhouselsa.com or asantos@wheelhouselsa.com

ZOSANO PHARMA CORPORATION
CONDENSED BALANCE SHEETS
(in thousands, except par value and share amounts)

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,252	$9,140
Marketable securities at fair value	3,488	13,862
Prepaid expenses and other current assets	991	358
Total current assets	18,731	23,360
Restricted cash	455	455
Property and equipment, net	20,568	11,916
Operating lease right-of-use assets	6,016	—
Other long-term assets	17	49
Total assets	$45,787	$35,780
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,985	$4,450
Accrued compensation	1,459	2,092
Build-to-suit obligation, current portion	3,147	2,326
Operating lease liabilities, current portion	1,026	—
Other accrued liabilities	3,678	2,419
Total current liabilities	15,295	11,287
Build-to-suit obligation, long-term portion, net of debt issuance costs and discount	5,091	4,478
Operating lease liabilities, long-term portion	6,369	—
Other liabilities	25	18
Deferred rent	—	1,287
Total liabilities	26,780	17,070
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding as of June 30, 2019 and December 31, 2018	—	—
Common stock, $0.0001 par value; 250,000,000 shares authorized; 17,723,039 and 11,973,039 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	2	1
Additional paid-in capital	299,023	279,946
Accumulated deficit	(280,018)	(261,232)
Accumulated other comprehensive loss	—	(5)
Total stockholders’ equity	19,007	18,710
Total liabilities and stockholders’ equity	$45,787	$35,780

ZOSANO PHARMA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,
	2019	2018
Revenue	$—	$—
Operating expenses:
Research and development	6,640	6,533
General and administrative	2,767	2,272
Total operating expenses	9,407	8,805
Loss from operations	(9,407)	(8,805)
Other income (expense):
Interest income	82	79
Interest expense	(35)	(112)
Other income, net	—	2
Loss before provision for income taxes	(9,360)	(8,836)
Provision for income taxes	—	—
Net loss	$(9,360)	$(8,836)
Unrealized gain (loss) on marketable securities, net of tax	(1)	—
Comprehensive loss	$(9,361)	$(8,836)

Net loss per common share – basic and diluted	$(0.55)	$(0.75)
Weighted-average shares used in computing net loss per common share – basic and diluted	16,868,643	11,753,259